As filed with the Securities and Exchange Commission on October 1, 1998
                                                     REGISTRATION NO. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SPORTSMAN'S WHOLESALE COMPANY
                (Name of Registrant as Specified in its Charter)

         Nevada                         5490                   84-1408762
(State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
Incorporation or Organization)    Classification Code)   Tax Identification No.)

                              55 West 200 North, #3
                                Provo, Utah 84601
                                 (801) 377-1758
   (Address and Telephone Number of Registrant's Principal Place of Business)


                                  Fred L. Hall
                    President, Sportsman's Wholesale Company
                                55 West 200 North
                                Provo, Utah 84601
                                 (801) 377-1758
            (Name, Address and Telephone Number of Agent for Service)


                                   Copies to:

                             A. Robert Thorup, Esq.,
                              RAY QUINNEY & NEBEKER
                         7th Floor, 79 South Main Street
                           Salt Lake City, Utah 84111
                                 (801) 323-3359


Approximate Date of Proposed Sale to the Public:     As soon as practicable from
                                                     time  to  time  after  this
                                                     registration      statement
                                                     becomes effective.





If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

--------------------------------- -------------------- --------------------- --------------------- ------------------
     Title of Each Class of        Number of Shares      Proposed Maximum      Proposed Maximum        Amount of
  Securities to Be Registered      to be Registered     offering Price Per    Aggregate Offering   Registration Fee
                                                               Unit
--------------------------------- -------------------- --------------------- --------------------- ------------------
Common Stock                            100,000               $1.50              $150,000.00            $44.25
--------------------------------- -------------------- --------------------- --------------------- ------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                               P R O S P E C T U S
                                 100,000 Shares
                          Sportsman's Wholesale Company
                                  Common Stock

Sportsman's Wholesale Company (the "Company") is offering 100,000 shares of its $.0001 par value common stock, (the "Common Stock" or the "Shares") to the public at a price of $1.50 per Share, on an "all or nothing" basis. Prior to this offering, there has been no public market for the Shares of Common Stock, and there can be no assurance that a market will develop upon completion of this offering or, if a market should develop, that it will continue. The initial public offering price has been arbitrarily determined by the Company and bears no necessary relationship to assets, shareholders equity or any other recognized criteria of value.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. INVESTORS SHOULD EXPECT IMMEDIATE SUBSTANTIAL DILUTION. (SEE "THE COMPANY - DILUTION") EVEN IF THE COMPANY SUCCEEDS IN RAISING THE MAXIMUM AMOUNT IN THE OFFERING, THE AMOUNT OF CAPITAL AVAILABLE TO THE COMPANY WILL BE EXTREMELY LIMITED AND MAY NOT BE
SUFFICIENT TO ENABLE THE COMPANY TO FULLY COMMENCE ITS PROPOSED BUSINESS OPERATIONS WITHOUT ADDITIONAL FUND RAISING. (SEE "RISK FACTORS," PAGE 5) THE
SECURITIES OFFERED HEREIN SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO SUSTAIN THE TOTAL LOSS OF THEIR INVESTMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 Price to          Underwriting Discounts and      Proceeds to
                 Public(1)(3)           Commissions(1)(3)          Company(2)(3)
                 ------------           -----------------          -------------
Per Share        $      1.50                    $.00               $      1.50
Total            $150,000.00                    $.00               $150,000.00
--------------

(1) The offering will be managed by the Company and the Shares will be offered and sold by officers of the Company, without any discounts or other commissions. See "Plan of Distribution."


(2) Proceeds to the Company are shown before deducting offering expenses payable by the Company estimated at $25,000, including legal and accounting fees and printing costs.


(3) The offering is being conducted by the Company on an "all or nothing" basis. If the entire 100,000 shares are not sold, no shares will be sold and all proceeds received from investors will be returned without interest or deduction of any kind.

                 The date of this Prospectus is October __, 1998

         If the Company is unable to sell the full 100,000 shares offered hereby, any and all of the funds received by the Company will be returned to the investors. Investor funds will be deposited no later than noon of the next business day after receipt into an escrow account at First Security Bank, N.A. maintained by A. Robert Thorup, Esq. of the Ray Quinney & Nebeker law firm, 79 South Main Street, Salt Lake City, Utah 84111, pending receipt of subscriptions totaling the full $150,000 offering. If subscriptions for the full 100,000 shares have not been received within 120 days from the date of this Prospectus, the Offering will terminate (unless extended by the Company by public notice for up to 30 additional days) and all proceeds will be promptly refunded to subscribers without interest or deduction.

         Subscribers will have no right to return or use of their funds during the offering period, which may last up to 150 days.

         The Shares are being offered by the Company subject to prior sale, receipt and acceptance by the Company, approval of certain matters by counsel, and certain other conditions. The Company reserves the right to withdraw or cancel this offering and may reject any order, in whole or in part.

                              AVAILABLE INFORMATION

         The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee. The Company is an electronic filer. The Commission maintains a Web site that contains a copy of this Prospectus and the related Registration Statement, reports, proxy and information statements and other information regarding issuers that file reports with the Commission. The Commission's Web site address is (http:/www.sec.gov).

         The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited and reported upon by its independent accounting firm and such other periodic reports as the Company may determine to be appropriate or as may be required by law. As of the date of this Prospectus, the Company became subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Commission. The Company will not file a Form 8-A or other Registration Statement under the Securities Exchange Act in the near future, and will only be subject to Section 15(d) of the Exchange Act following the effective date of the Registration Statement. Therefore the Commission's proxy rules, short-swing profits regulations, beneficial ownership reporting regulations and the bulk of the tender offer regulations will not be applicable to the Company.

         Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549,and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; Chicago Regional Office,500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter).

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES AGENCY, AND NO SUCH AGENCY HAS PASSED UPON THE TERMS OF THIS OFFERING OR APPROVED THE MERITS THEREOF. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING IN EVALUATING THE MERITS AND RISKS OF THE OFFERING AND MAKING AN INVESTMENT DECISION. THIS PROSPECTUS SHOULD BE READ IN ITS ENTIRETY BY ANY PROSPECTIVE INVESTOR PRIOR TO HIS OR HER INVESTMENT.





                      [This Space Left Blank Intentionally]

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety, and particularly the information set forth in "RISK FACTORS."

The Company                Sportsman's  Wholesale  Company  (the "Company")  was
                           organized as a Nevada corporation in 1996 to engage in the wholesale sporting goods business. To date, the Company has not commenced operations nor has it received any revenues from its intended operations, nor has the Company otherwise engaged in any other business.

                           In April, 1998, the Company acquired all of the outstanding stock of Cap's Sporting Goods Wholesale, Inc., a Utah corporation ("Cap's") organized for the same purpose as the Company. To date, Cap's has also not engaged in any serious business operations nor earned any meaningful revenues. The Company intends to develop and operate its wholesale sporting goods business through Cap's. (The Company and Cap's, as a consolidated operating group, are referred to as "the Company" except where the context dictates otherwise.)



The Offering               100,000  shares   of  the   Company's  Common  Stock,
                           $.0001 par value  ("Common  Stock") are being offered
                           at $1.50 per share on an "all or nothing" basis.  All
                           of the  shares  offered  hereby  must  be  subscribed
                           during the Offering period or all Investor funds will
                           be refunded and the Offering will be terminated  (See
                           "Terms  of  the   Offering"   and   "Description   of
                           Securities".

Plan of
Distribution               This  Offering  will be  managed  by the  Company and
                           the shares  offered  will be sold by  officers of the
                           Company,  without any discounts or other commissions.
                           Subscription  funds from  investors will be placed in
                           escrow  pending  completion  or  termination  of  the
                           offering.  The offering will  terminate 120 days from
                           the date  hereof  (or 150 days,  if  extended  by the
                           Company in writing for an  additional  30 days),  and
                           funds held in escrow  will be  promptly  returned  to
                           subscribers,   unless  the  entire   100,000   shares
                           ($150,000) is subscribed on or before that date.  See
                           "Terms of the Offering."

Escrow Agent               A. Robert  Thorup,  Esq. of the Ray Quinney & Nebeker
                           law firm in Salt Lake City, Utah will serve as escrow agent for receipt of the proceeds from this offering and will maintain those funds in a separate account at First Security Bank, N.A. in Salt Lake City, Utah.



Use of Proceeds            Management  intends  to  use  the  net  proceeds from
                           this offering primarily for the purposes of acquiring supplies and equipment, marketing and advertising the Company's products and services, covering the initial operating expenses and providing the Company with a modest level of working capital.

Transfer Agent             Interwest   Transfer   Company,   Inc.,   1981   East
                           Murray-Holladay  Road,  Salt Lake City,  Utah  84117,
                           Telephone (801) 272-9294 is transfer agent for the Company's Common Stock.

Securities
Outstanding                The Company  presently has 1,503,500 shares of Common
                           Stock  issued  and  outstanding  at the  date of this
                           Prospectus.  Upon the  successful  completion of this
                           Offering,   1,603,500   shares  will  be  issued  and
                           outstanding.

                           The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without shareholder approval. The Board of Directors has not designated any series or issued any shares of preferred stock. The designation and issuance of series of preferred stock in the future would create additional securities which would have dividend and liquidation preferences over the Common Stock offered hereby.


Risk Factors               The  Company is a start  up company with no operating
                           history.  Consequently,  an investment in the Company
                           is  highly   speculative.   Investors   will   suffer
                           substantial dilution in the book value per share of the Common Stock compared to the purchase price. In seeking to implement its proposed business, the Company could incur substantial losses during the development stage, and require additional funding for which it has no commitments.

                           Management of the Company will serve on a part-time basis and will have other interests which may conflict with the interests of the Company. Until such time, if ever, that the Company generates sufficient revenue to pay management salaries, members of management will not be employed full time and will only devote a minimal amount of time to the affairs of the Company.

                           No person should invest in the Company who cannot afford to risk loss of the entire investment. See "Risk Factors."


Summary Selected
Financial Data             The Company is a  development  stage company and  has
                           no revenues or earnings from  operations.  As of June
                           30, 1998, total assets were $5,048 compared with total liabilities of $10,443. Shareholder equity was a negative ($5,395) at the same date, with a per share book value of a negative ($0.01).


                                  RISK FACTORS

         An investment in the shares offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth elsewhere in this Prospectus, including the Consolidated Financial Statements and the Notes thereto, prior to making an investment in the Company.

Risks Inherent in a New Start Up Company

          1. No Operating History/Doubts as to Going Concern. The Company will not commence business operations until after the proceeds of this Offering are available. The Company has no operating history. Businesses which are starting up or which are in their initial stages of development present substantial business and financial risks and may suffer significant losses in the development of their business from which they can not recover. The Company will face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets, implementing appropriate financial controls and internal operating policies and procedures. However, the Company does not have significant cash and has not had significant operations since the inception of its development stage. As noted in the Independent Auditors' opinion, there is substantial doubt about the Company's ability to continue as a going concern without the realization of additional adequate financing.

          2. Limited Capital/Need for Additional Capital. The Company presently has no significant operating capital and is totally dependent upon receipt of the proceeds of the Offering to commence its wholesale sporting goods business. The level of marketing activities. inventory and staff will depend on both the amount taken in through this Offering and the ongoing revenues of the Company's business. Upon completion of the Offering, even if the entire Offering amount is raised, the amount of capital available to the Company will be extremely limited, and may not be sufficient to enable the Company to fully commence its proposed business operations without additional fund raising. The Company has no commitments for additional cash funding beyond the proceeds expected to be received from this Offering.

          3. Dependence on the Efforts of Management. The success of the Company will depend in large measure on the efforts and assistance of its management. The officers and directors have experience in financial analysis and economics which will be important to the Company's success. As compared to many other public companies, however, the Company lacks a depth of managerial and technical personnel. Accordingly, there is a greater likelihood that the loss of the services of current management would impair the ability of the Company to effectively carry out its operations. The Company has no plans to obtain Key Man insurance for any of its officers or directors.

          4. Conflicts of Interest. All of the officers and directors will maintain part to full time employment outside the Company and may not be able to devote sufficient attention to the Company to ensure its success until earnings justify additional time be devoted to the Company. Such outside employment may also create conflicts of interest. There is no assurance such conflicts could be resolved favorably for the Company. Nevada corporate law requires all officers and directors of the Company to act according to their fiduciary duties to the stockholders.

         It is contemplated that the Company may enter into non-arms length transactions with members of the Company's management, and the management of other potential subcontractors, including but not limited to, the leasing or use of facilities and the possible purchase of various assets. Management intends that such transactions be entered into on a fair and reasonable basis to the Company; however, due to the non-arms length nature of such transactions there is no assurance of this. Nevada law requires all officers and directors of the Company to act according to their fiduciary duties to the shareholders.

          5. Payment of Dividends. The Company has not paid dividends on its Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future. There is no assurance that the Company's operations will generate net profits from which to pay cash dividends. Investors who anticipate the need of immediate income from an investment should not purchase the shares being offered hereby.

          6. Limited Liability of Officers and Directors. The Nevada Revised Statutes provides that the Company shall provide indemnification of officers and directors and certain employees under certain circumstances and payment of expenses outlined in the statute. The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the fullest extent allowable under the statute.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Risks Related to the Nature of the Proposed Business

          7. Uncertain Market Acceptance. The Company's proposed business is based on the Company's belief that the increasing interest in shooting sports in the western United States will support a wholesale sporting goods operation like that contemplated by the Company. The Company also sees the advent of Internet advertising and infomercial advertising as media that will benefit the marketing of the Company's inventories and services. There is no assurance of market acceptance of the Company and its product offerings, and the Company's business will be subject to all the risks associated with introducing a new competitor into an established market. The Company has undertaken no independent third party market study to determine the feasibility of its business plan.

          8. Competition. The Company will operate in a highly competitive environment. Competition will come from a variety of larger, national and regional sporting goods wholesalers, as well as large sporting goods retail chains and other mass market stores (like Wal-Mart) with significant buying power that approximates the pricing of a traditional wholesaler. Most of the Company's competitors are larger and have significantly greater financial resources, operating experience, management experience, and other capabilities than the Company.

          9. Reliance on Short Term Terminable Leases for Office Space. The Company is leasing office and limited warehouse space on a month to month basis so as not to incur excessive long term liabilities. It is foreseeable that this lease could be terminated by the lessor as soon as the lessor found someone willing to lease the property on a longer term basis. Should this be the case, the Company will likely incur significant expense in searching for and configuring new office space to meet its needs. Also, the Company could incur significant inconvenience, loss of time and income, disruption of marketing and customer service as well as loss of customer confidence if it is required to change office and/or warehouse space on a frequent basis.

Risks Related to the Offering

          10. All or Nothing Offering. The shares covered by this Prospectus are offered by the Company on an "all or nothing" basis. There is no underwriter and no firm commitment from anyone to purchase all or any of the Shares offered. No assurance can be given that all of the Shares will be sold. If the Company is unable to sell all of the 100,000 shares offered hereby, all of the Investor funds received by the Company will be returned to the Investors and the Company will have no funds available for operations.

          11. Uncertain Public Market for Shares/Shares not Listed on Any Exchange or NASDAQ. At present, the Company's shares are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. The Company will not list the securities on any exchange or NASDAQ because it will not be able to meet the financial criteria for any such listing. Therefore, any investment in the shares will be very non-liquid. However, the Company does intend to apply for listing on the Over-the-Counter Bulletin Board (OTCBB). A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept the Company's Common Stock as collateral for a loan.

          12. Arbitrary Offering Price. The offering price of the shares was arbitrarily determined by the Company. There is no relationship between the offering price of the shares and the Company's assets, earnings, book value, net worth or other economic or recognized criteria or future value of the Company's shares.

          13. Volatility of Stock Price. If a public market develops for the Shares, many factors will influence the market prices. The Shares will be subject to significant fluctuation in response to variations in operating results of the Company, investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to the Company's activities, future financial condition and management.

          14. Uncertain Sufficiency of Funds. The Company believes that the net proceeds from the sale of the shares offered hereby (assuming that all shares offered hereby are sold) will provide the Company with sufficient capital to fund the initial marketing and operating costs of the Company. If the offering amount ($150,000) is raised, the Company believes it will have sufficient resources to commence and continue limited operations for twelve months. Many factors may, however, affect the Company's cash needs, including the Company's possible failure to generate revenues from the sale of its products and services.

          15. Broad Discretion as to Use of Proceeds. The Company's Management shall have wide discretion as to the exact allocation and priority and timing of the allocation of funds raised from this Offering. The allocation of the Proceeds of the Offering may vary significantly depending upon numerous factors, including the success that the Company has marketing its products and services. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds of the Offering. Investors purchasing the shares offered hereby will be entrusting their funds to the Company's management, upon whose judgement the Subscribers must depend. See "Use of Proceeds."

          16. Continuation of Management Control. The Company's present officers, directors and principal shareholders own a majority of the Company's outstanding Common Stock and they may purchase shares in the Offering. Even if the officers, directors and principal shareholders do not purchase any of the securities offered hereby, such persons will still own a majority of the outstanding voting stock of the Company. Therefore, the Company's present management and principal stockholders will continue to be able to elect all the directors and otherwise absolutely control the Company, and investors in the Offering will have no ability to remove, control or direct such management. See "Principal Stockholders."

          17. Applicability of Low Priced Stock Risk Disclosure Requirements. The shares will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock of the Company, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

          18. Limited Reporting Requirements. Because the Company is only subject to Section 15(d) of the Securities Exchange Act, it will not be subject to the proxy rules, short-swing profits regulations, beneficial ownership report regulations and the bulk of the tender offer regulations. Therefore, the Company may only be required to file periodic reports for a limited period of time. The Company does intend to provide its shareholders with annual reports containing audited financial statements from independent accountants and other periodic reports as the Company feels necessary. However, in view of the fact that the Company may have limited reporting requirements, the investor will have less information available with which to assess the status of the Company.

          19. Benefits to Present Stockholders/Disproportionate Risks. Collectively the existing shareholders own 1,503,500 shares of the Company's presently outstanding Common Stock, for which they paid an aggregate total of $4,125 in cash. If this offering ($150,000) is sold and closed, upon completion of the Offering present stockholders will own approximately 94% of the then outstanding Common Stock, and Investors in the Offering will own the other 6%, for which they will have paid $150,000 cash. Thus, Investors in the Offering will contribute to the capital of the Company a disproportionately greater percentage than the ownership they receive. Present stockholders will benefit from a greater share of the Company if successful, while investors in the Offering risk a greater loss of cash invested if the Company is not successful. See "DILUTION --Comparative Data."

          20. Dilution. Investors who purchase shares in this Offering will experience immediate dilution in the book value of the Common Stock which they acquire. The present shareholders of the Company acquired their Common Stock at an aggregate average cost of $0.002 per share, substantially less than the $1.50 per Share to be paid by investors in this Offering. Dilution may also occur if the Company issues additional shares at a price lower than the offering price stated herein. A substantial portion of the 50,000,000 authorized shares of Common Stock of the Company will remain unissued if all shares offered hereby are sold. The Board of Directors has the authority to issue such shares without shareholder approval. Following the Offering, any additional issuances of shares by the Company from its authorized but unissued shares would have the effect of further diluting the book value of shares and the percentage ownership interest of investors in this Offering.

          21. Potential Issuance of Additional Common and Preferred Stock. The Company is authorized to issue up to 50,000,000 shares of Common Stock, of which no more than 1,603,500 shares will be issued and outstanding upon completion of the Offering. To the extent of such authorization, the Board of Directors of the Company will have the ability, without seeking shareholder approval, to issue additional shares of Common Stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock offered hereby.

         The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without shareholder approval. The Board of Directors has not designated any series or issued any shares of preferred stock. The designation and issuance of series of preferred stock in the future would create additional securities which would have dividend and liquidation preferences over the Common Stock offered hereby. See "Description of Securities."

          22. Shares Eligible for Future Sale. Of the 1,503,500 common shares presently outstanding, 500,000 shares were acquired by Fred Hall in a private placement early in 1998. Mr. Hall acquired another 1,000,000 shares when his company, Cap's, was acquired by the Company in April 1998. 3,500 additional common shares were acquired by several other investors in a private offering in late June 1998. All of these shares are "restricted securities" subject to the resale limitations imposed by Rule 144. While these shares are not being offered for sale presently, they may at some time in the future be sold, pursuant to Rule 144, into any public market that may develop for the Company's Common Stock. Future sales by current shareholders could depress the market prices of the Common Stock in any such market.

          23. Cumulative Voting and Pre-emptive Rights. There are no pre-emptive rights in connection with the Company's Common Stock. Cumulative voting in the election of directors is not permitted. Accordingly, the holders of a majority of the shares of Common Stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors. Even if all the shares offered in this Offering are sold, the current shareholders will own a majority interest in the Company. Accordingly, the present shareholders will continue to elect all of the Company's directors and generally control the affairs of the Company. See "Description of Securities."

                                 USE OF PROCEEDS

         The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this Offering. Actual expenditures may vary from these estimates. Pending such uses, the Company will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                                                        If All Shares
                                                           Are Sold
                                                        -------------
         Total Proceeds:                                 $ 150,000
          Less: Estimated Offering Expenses                 25,000

          Net Proceeds Available:                        $ 125,000

         Use of Net Proceeds
           Acquisition of Supplies                       $   7,500
             and Equipment(1)
           Marketing (2)                                    25,000
           Operating Expenses                               25,000
           Working Capital(3)                               67,500

         Total Use of Net Proceeds                        $125,000


         (1) This is the approximate amount of net proceeds of the Offering which the Company estimates will be used to purchase the equipment and supplies necessary to operate the Company.

         (2) This represents the amount the Company estimates it will expend producing marketing literature, contacting potential clients, including the placement of advertising materials indirect mail.

         (3) The Company intends to use a significant portion of the net proceeds to cover operating expenses and provide working capital during the initial development phase of operations. The Company believes this amount is sufficient to provide the operating capital necessary to operate the business for the first six months at the Minimum level and for the first 18 months at the Maximum level.


                       ORGANIZATION WITHIN LAST FIVE YEARS

         The Company is a start-up company organized in 1996. It has no operating history. As soon as the money from this Offering is made available, the Company expects to make all arrangements necessary so that it can commence operations.


                             DESCRIPTION OF BUSINESS

Company History

         The Company was incorporated under the laws of the state of Nevada on March 13, 1996 for the purpose of becoming a wholesaler of sporting goods, primarily associated with the shooting sports. Because of a lack of funding, the Company has not been able to commence operations. In April 1998, the Company acquired all of the outstanding stock of Cap's Sporting Goods Wholesale, Inc., and acquired access to the cash then held in Cap's. The Company has concluded to begin its wholesale sporting goods business through its new operating subsidiary, Cap's. Since acquiring Cap's and undertaking to begin business operations, the Company has raised a net $2,625 in new equity capital in private offering in late June, 1998. The present Offering will provide further needed start-up and working capital to get the Company started on its business plan. There is no assurance that the Company can successfully commence operations or successfully implement its business plan.

The Sporting Goods Industry

         According to the National Sporting Goods Association (the "NSGA"), total U.S. retail sales of sporting goods (including sporting equipment, athletic footwear and apparel, but excluding recreational transportation products) were approximately $41.6 billion in 1996, an increase from $39.2 billion in 1995. The retail sporting goods industry is comprised of four principal categories of retailers: (i) large format sporting goods stores, which typically range from 30,000 to 80,000 square feet in size and emphasize high sales volumes and a large number of SKUs in a warehouse-style store, (ii) traditional sporting goods stores, which typically range in size from 5,000 to 20,000 square feet and carry a more limited assortment of merchandise and are often viewed by their customers as convenient neighborhood stores, (iii) specialty sporting goods stores, consisting of specialty stores and pro shops, generally specializing in one product category of sporting goods, and (iv) mass merchandisers, including discount retailers, warehouse clubs and department stores, which although generally price competitive, have limited customer service and a more limited selection.

Business Strategy

         The Company is aiming its wholesale supplier concept at the third category, the specialty stores and pro shops, particularly the organized shooting sports and hunting clubs in the Western United States, initially focusing on Utah, Wyoming and Nevada. The Company will likely offer a broad selection of hunting and shooting supplies and accessories, including such top brand names as: Laport, Benelli, Fiochi, Outlaw, Bushnell, Remington and Winchester.

Management Issues

         It is anticipated that the management of the Company will maintain outside employment and devote only part time to the affairs of the Company during the initial phases of the Company's business plan. The President initially will be employed part time for a regular salary of $2,500 per month. Officers and directors will be entitled to reimbursement of any reasonable out of pocket expenses actually incurred on behalf of the Company. Assuming the success of the Company's business plan, Fred Hall will eventually work full time for the Company. The Company intends to hire other full- and part-time employees as needed, but will not do so unless and until the Company's business operations so justify. The exact amount of any compensation to be paid has not been determined but management intends, to the extent possible, to only pay compensation out of revenues and to keep payments to a minimum until operations have fully commenced.

Competition

         The Company intends to supply shooting clubs and hunting clubs with ammunition, clay targets and related accessories and products. These clubs resell such products to their members and guests, much in the way a golf course or tennis court pro shop operates. Shooting and hunting clubs generally purchase relatively small quantities of products because of their size. Thus they are an economic combination of a wholesale purchaser and a retail customer. However the Company believes that the small size of the hunting club and shooting club market has discouraged competitors aiming to service that market, like the Company.

         In many product areas, large mass merchandisers, like Wal-Mart, Costco, Sam's Club and the like can offer products in bulk and at prices competitive with traditional wholesalers. The study of the hunting and shooting club industry informally conducted by the Company, indicates that not enough purchasing of clay targets and other shooting sports products takes place at mass retailers to allow for supplies and pricing that otherwise comes with such mass retailers. The Company believes that service relationships and wholesale pricing it intends to offer can effectively compete with mass retailers.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

         Overview of Business Plan

         The Company's purpose is to engage in the business of wholesale sporting goods, primarily catering to the private shooting sports clubs by providing high quality and cost-effective supplies of ammunition, clay targets and related products such as shooting clothing. The Company believes that the growth in organized shooting sports, particularly in the form of shooting clubs, hunting clubs, etc. in the Western United States has not been met with the level of organized wholesale marketing of shooting sports products that exists in the Eastern United States, where organized shooting sports clubs is an older industry.

         The Company's own informal investigation indicates that several manufacturers of shooting sports products and supplies are willing to sell to new entrants into the wholesale market like the Company, although other manufacturers require credit histories and financial support that the Company will be unable to deliver at the beginning of its business operations.

         Initially the Company has leased a small office with limited warehousing space at a reasonable rate (currently $750 per month) from which to operate its business. The Company plans on using shipment of products to its customers directly from manufacturers, and therefore the Company does not anticipate needing large warehouse space.

         Inasmuch as there is no assurance that the Offering will be successful or that the Company will receive any net proceeds therefrom, to date, the Company has not entered into any contracts or commitments for leasing of offices, purchasing of equipment, and buying customer databases. Therefore, there is no assurance the Company will be able, with the proceeds of this Offering, to lease adequate office space, acquire sufficient equipment, or purchase sufficient potential client databases to commence operations.

         Results of Operations

         The Company has made no sales to date, and has earned no operating revenues since its inception in early 1998. Still in it organizational stage, the Company has used shareholder equity and borrowed funds to provide cash to pay ongoing expenses. This has resulted in an operating loss of ($9,520) as June 30, 1998, which equates to a loss of ($0.01) per share.

         Financial Condition

         The Company had cash of $3,510 at June 30, 1998, far less than it requires to pay the expenses of this Offering and other operating costs currently being incurred. The expenditure of borrowed funds on operating costs has resulted in a negative shareholders equity of ($5,395) at June 30, 1998. If the Company is unsuccessful at raising the $150,000 sought from this Offering, it appears to be unable to continue in the development of its business without some other source of equity funding. Without revenues it is unlikely that further debt funding will be possible except from the limited resources of Management.


                             DESCRIPTION OF PROPERTY

         The Company owns no real property. The Company currently leases a small office at 55 West 200 North in Provo, Utah. The Company will likely use this or a similar size office as its principal executive offices until the Company's business requires more extensive administrative facilities. At all times, the Company intends to locate appropriate office space and negotiate agreements to lease office space as business operations require and will support such action.


                MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED
                              STOCKHOLDER MATTERS

         At present, the Company's Common Stock is not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of Shares may, therefore, find it difficult to resell such Shares should he or she desire to do so when eligible for public resales. Furthermore, shares of the Company's Common Stock are not marginable, and it is unlikely that a lending institution would accept the Company's Common Stock as collateral for a loan.

         Through this Prospectus, the Company proposes to publicly offer 100,000 shares of the Company's Common Stock. To date, no shares of Common Stock are subject to outstanding options, warrants to purchase or securities convertible into Common Stock. No shares of the Company's Common Stock have been sold pursuant to Rule 144 of the Securities Act. The Registrant has agreed to register no shares of Common Stock held by existing security holders for resale.

                             EXECUTIVE COMPENSATION

         To date, Fred Hall has been paid $1785 per month by Cap's since February 1998. The Company presently has no formal employment agreements. The Company has agreed informally with Fred Hall to pay him $2,500 per month for his services as Chief Executive Officer if this Offering is successful.


                         DETERMINATION OF OFFERING PRICE

         The offering price of the shares was arbitrarily determined by the Company. There is no relationship between the offering price of the shares and the Company's assets, earnings, book value, net worth or other economic or recognized criteria or future value of the Company's shares.


                                    DILUTION

         As of the date of this Prospectus, the Company has 1,503,500 shares of Common Stock issued and outstanding and a book value of a negative ($5,395) or a negative ($0.01) per share. This Offering will bring the outstanding shares of Common Stock to 1,603,500. The net proceeds to the Company from this Offering, after deducting the estimated offering costs of $25,000, will be $125,000. Adding the net offering proceeds to the current book value of the Company results in an anticipated book value after this Offering of $119,605. Dividing the total book value of the Company by the number of shares outstanding after the Offering discloses a per share book value of approximately $0.07. Therefore, the Investors who purchase in this Offering will suffer an immediate dilution in the book value of their shares of approximately $1.43 or approximately 95%, and the present shareholders will receive an immediate book value increase of $0.08 per share.

         "Dilution" means the difference between the price of the Shares purchased by Investors in this Offering from the book value per share after giving effect to the offering. "Book value" is obtained by subtracting the total liabilities from the total assets and offering expenses). Book value per share is determined by dividing the number of shares outstanding into the book value of shares immediately after the Offering.

Comparative Data

         The following table illustrates the pro forma proportionate ownership in the Company, upon completion of this Offering, of present stockholders and of investors in the Offering, compared to the relative amounts paid and contributed



                      [This Space Left Blank Intentionally]
to the capital of the Company by present stockholders and by investors in this Offering, assuming no changes in net tangible book value other than those resulting from the Offering.


                                 Shares            Percent           Cash
                                 Owned             Paid              Price/share

       Present Shareholders      1,503,500         0.029%            $0.002
       New Investors                100,000        99.97%            $1.500




                              TERMS OF THE OFFERING

         The Offering will not be sold through selling agents. The officers and directors of the Company will sell the shares offered hereunder on a "best efforts" basis. If the total 100,000 shares of Common Stock are not sold within the 150 days possible under this Offering, all Investor funds will be refunded to the subscribing Investors without interest or deduction of any kind.

         Pending the closing of the Offering, all Investor funds will be held in escrow by A. Robert Thorup of Ray Quinney & Nebeker, 79 South Main Street, Salt Lake City, Utah 84111.

         The Company will only accept cash which must be accompanied by a completed subscription agreement in the form attached to this Prospectus as Appendix A.


                                LEGAL PROCEEDINGS

         To the knowledge of the officers and directors of the Company, neither the Company nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or litigation contemplated or threatened. There are no judgments against the Company or its officers or directors. None of the officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.







                      [This Space Left Blank Intentionally]

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth the directors, executive officers promoters and control persons of the Company, their ages, and all offices and positions held within the Company. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders and qualified. Officers and other employees serve at the will of the Board of Directors.


Name of Officer or Director  Age   Term Served           Positions with the
                                   as Officer/Director   Company

      Fred L. Hall           32    3/96 - present        President, Secretary,
                                                         Treasurer and Director;
                                                         President, Secretary
                                                         and Director of Cap's


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table provides information known to the Company concerning those persons who, as of the date of this Prospectus, were the beneficial owners of 5% or more of the Company's Common Stock, which is the only type of security the Company currently has issued and outstanding.

Name and Address        Amount & Nature of            % of        After Offering
                        Beneficial Ownership(1)       Class
-----------------       -----------------------       -----       --------------
Fred L. Hall            1,500,000 common shares       99.7%           93.5%

All officers and
directors as a group
(1 person)              1,500,000 common shares       99.7%           93.5%


         (1) The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (right to receive distributions from the Company and proceeds from the sales of shares). Inasmuch as these rights may be held or shared by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.


                      DESCRIPTION OF THE SECURITIES OFFERED

         The following summary describes the material provisions of the Company's Articles of Incorporation and Bylaws relating to the securities being offered hereby, copies of which documents will be furnished to an investor upon written request therefor. Pursuant to Article XI of the Company's Articles of Incorporation, no director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (I) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300. The foregoing limitations do not affect the standards to which directors must conform in discharging their duties to stockholders or modify the availability of equitable relief for breach of duty. Further, the foregoing limitations do not affect the availability of relief under causes of action based on Federal law, including the Federal securities laws. The shares being registered pursuant to the registration statement of which this prospectus is a part are shares of Common Stock, all of the same class, and entitled to the same rights and privileges as all other shares of Common Stock.

Description of Common Stock.

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock with a $.0001 par value. As of the date of this Registration Statement, the Company has outstanding 1,503,500 shares of its Common Stock, all of which have been validly issued, fully paid and nonassessable.

         Holders of the Company's Common Stock are entitled to receive dividends when declared by the Board of Directors out of funds legally available therefore. Any such dividends may be paid in cash, property or shares of the Company's Common Stock. The Company has not paid any dividends since its inception. All dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial conditions of the Company, its capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Company's Common Stock will be paid in the future.

         All shares of the Company's Common Stock have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares of Common Stock present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

         Shares of the Company's Common Stock have no pre-emptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment.

         Each share of the Company's Common Stock is entitled to share pro rata any assets available for distribution to holders of its equity securities upon liquidation of the Company. During the pendency of the offering, subscribers will have no rights as stockholders of the Company until the offering has been completed and the Shares have been issued to them.

Description of Preferred Stock.

         The Company is also presently authorized to issue 5,000,000 shares of $.0001 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the Preferred Stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of any other series.

         The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of Preferred Stock could depress the market price of the Common Stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

Transfer Agent.

         Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294 is the transfer agent and registrar for the Company's outstanding securities.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The statements that follow, to the extent such statements refer to matters of tax law, are solely the opinions of Company management. Management has not sought or obtained any formal legal opinion as to such matters, and no conclusion of counsel is binding on the Internal Revenue Service or the courts in any event. There can be no assurance that the Internal Revenue Service or the courts will not reach different conclusions regarding the transactions contemplated hereby.

         This discussion does not address certain Federal income tax consequences that are the result of special rules, such as those that apply to life insurance companies, tax exempt entities, foreign corporations, and non-resident alien individuals. In addition, the discussion does not address alternative minimum tax considerations and is limited to investors who will hold Common Stock as" capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion also assumes that the Common Stock will be traded on an established securities market. This discussion is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder (the "Regulation"), revenue rulings published in the Internal Revenue Bulletin and judicial decisions in effect at the date of this Prospectus. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein.

         The tax treatment to a holder of Common Stock may vary depending on such holder's particular situation. Potential investors should consult their own tax advisors as to the tax treatment that may be anticipated to result from the ownership or disposition of common stock in their particular circumstances, including the application of foreign, state or local tax laws or estate and gift tax considerations.

State and Local Income Taxes.

         A holder of Common Stock may be liable for state and local income taxes with respect to dividends paid or gain from the sale, exchange or redemption of Common Stock. Many states and localities do not allow corporations a deduction analogous to the Federal dividends received deduction. Prospective investors are advised to consult their own tax advisors as to the state, local and other tax consequences of acquiring, holding and disposing of Common Stock.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in the Company.

Legal Matters

         Certain legal matters will be passed upon for the Company by Ray Quinney & Nebeker, of Salt Lake City, Utah. Attorneys at Ray Quinney & Nebeker hold no shares in the Company and have no rights to acquire any such shares.

Accounting Matters

         The financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Tanner & Co., Certified Independent Public Accountants, located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.




                      [This Space Left Blank Intentionally]

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                              FINANCIAL STATEMENTS

         The audited financial statements of the Company appearing in the Registration Statement have been examined by Tanner + Co., Certified Public Accountants, as indicated in its report contained herein. The financial statements are included in the Registration Statement in reliance upon the report of that firm as an expert in auditing and accounting.





                      [This Space Left Blank Intentionally]

                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)

--------------------------------------------------------------------------------
                   Index to Consolidated Financial Statements

--------------------------------------------------------------------------------





                                                                   Page

Report of Tanner + Co.                                               F-2


Consolidated balance sheet                                           F-3


Consolidated statement of operations                                 F-4


Consolidated statement of stockholders' deficit                      F-5


Consolidated statement of cash flows                                 F-6


Notes to consolidated financial statements                           F-7

                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)

                          INDEPENDENT AUDITORS' REPORT






To the Board of Directors
and Stockholders of
Sportsman's Wholesale Company


We have audited the accompanying consolidated balance sheet of Sportsman's Wholesale Company and Subsidiary (a development stage company), as of June 30, 1998 and the related consolidated statements of operations, stockholders' deficit and cash flows for the period February 5, 1998 (date of inception) to June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sportsman's Wholesale Company, as of June 30, 1998 and the results of their operations and their cash flows for the period February 5, 1998 (date of inception) to June 30, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, there is substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to that matter are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




August 14, 1998



                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)

                           Consolidated Balance Sheet

                                                                                             June 30, 1998
-------------------------------------------------------------------------------------------------------------------




              Assets

Current assets:
     Cash                                                                               $            3,510
     Related party receivable                                                                          127
                                                                                        ------------------

                  Total current assets                                                               3,637

Vehicle, net of accumulated depreciation of $89                                                      1,411
                                                                                        ------------------

                                                                                        $            5,048
                                                                                        ------------------

              Liabilities and Stockholders' Deficit

Current liabilities:
     Accrued expenses                                                                   $              943
     Related party notes payable                                                                     9,500
                                                                                        ------------------

                  Total current liabilities                                                         10,443
                                                                                        ------------------

Commitments                                                                                              -

Stockholders' deficit:
     Preferred stock, $.0001 par value, 5,000,000 shares
       authorized, no shares issued or outstanding                                                       -
     Common stock, $.0001 par value, 50,000,000 shares
       authorized, 1,503,500 shares issued and outstanding                                             150
     Additional paid-in capital                                                                      3,975
     Accumulated deficit                                                                            (9,520)
                                                                                        ------------------

                  Total stockholders' deficit                                                       (5,395)
                                                                                        ------------------

                                                                                        $            5,048
                                                                                        ------------------


          See accompanying notes to consolidated financial statements.



                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)

                      Consolidated Statement of Operations

          Period February 5, 1998 (Date of Inception) to June 30, 1998










Revenue                                                                                 $                -

General and administrative expenses                                                                  9,175

Interest expense                                                                                       345
                                                                                        ------------------

                  Loss before income taxes                                                          (9,520)

Income tax benefit                                                                                       -
                                                                                        ------------------

              Net loss                                                                  $           (9,520)
                                                                                        ------------------

Loss per share                                                                          $             (.01)
                                                                                        ------------------

Weighted average number of shares outstanding                                                      921,000
                                                                                        ------------------


          See accompanying notes to consolidated financial statements.



                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)

                 Consolidated Statement of Stockholders' Deficit

              February 5, 1998 (Date of Inception) to June 30, 1998



                                                                             Additional
                           Preferred Stock              Common Stock           Paid-In      Accumulated
                     -------------------------------------------------------
                         Shares        Amount        Shares        Amount      Capital        Deficit
                     -------------------------------------------------------------------------------------

Balance at
February 5, 1998                  -   $         -              -   $           $        -   $            -

Issuance of
common stock for
cash                              -             -        503,500          50        3,075                -

Issuance of
common stock in
exchange for
subsidiary                        -             -      1,000,000         100          900                -

Net loss                          -             -              -           -            -           (9,520)
                     -------------------------------------------------------------------------------------

Balance at
June 30, 1998                     -   $          -     1,503,500$        150   $    3,975   $       (9,520)
                     -------------------------------------------------------------------------------------


          See accompanying notes to consolidated financial statements.



                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)

                      Consolidated Statement of Cash Flows

          Period February 5, 1998 (Date of Inception) to June 30, 1998



Cash flows from operating activities:
     Net loss                                                                           $           (9,520)
     Adjustments to reconcile net loss to
       net cash used in operating activities:
         Depreciation                                                                                   89
         Increase in accrued expenses                                                                  943
                                                                                        ------------------

                  Net cash used in
                  operating activities                                                              (8,488)
                                                                                        ------------------

Cash flows from investing activities:
     Purchase of vehicle                                                                            (1,500)
     Increase in related party receivable                                                             (127)
                                                                                        ------------------

                  Net cash used in
                  investing activities                                                              (1,627)
                                                                                        ------------------

Cash flows from financing activities:
     Proceeds from related notes payable                                                             9,500
     Issuance of common stock                                                                        4,125
                                                                                        ------------------

                  Net cash provided by
                  financing activities                                                              13,625
                                                                                        ------------------

                  Net increase in cash                                                               3,510

Cash, beginning of period                                                                                -
                                                                                        ------------------

Cash, end of period                                                                     $            3,510
                                                                                        ------------------

          See accompanying notes to consolidated financial statements.

                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)

                          Notes to Financial Statements

                                  June 30, 1998

1.   Summary of Significant Accounting Policies

Organization and Principles of Consolidation

Sportsman's Wholesale Company (Sportsmans) was Incorporated under the laws of the state of Nevada in March of 1996. Cap's Sporting Goods Wholesale, Inc.
(Caps) was incorporated under the laws of the state of Utah in February 1998.

From March 1996 until February 5, 1998 (date of inception) Sportsmans was an inactive company. On February 5, 1998, Sportsmans became a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, "Auditing and Reporting by Development Stage Enterprises."


On April 30, 1998, Sportsmans and Caps entered into an agreement and plan of share exchange, whereby the sole shareholder of Caps would exchange all of the issued and outstanding common stock held in Caps, for common stock of Sportsmans. At the time of the exchange both Sportsmans and Caps were owned by the same individual. The exchange resulted in 1,000,000 shares of Caps common stock being exchanged for 1,000,000 shares of Sportsmans common stock.


The consolidated financial statements consists of Sportsmans and its wholly owned subsidiary Caps (the Company), from February 5, 1998 (date of inception) to June 30, 1998, as any transactions from February 5, 1998 to April 30, 1998 for the companies were immaterial. All significant intercompany balances and transactions have been eliminated.


Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 1998, the Company had a deficit in working capital of $6,806, and an accumulated deficit of $9,520 and incurred a loss of $9,520 for the period February 5, 1998 (date of inception) to June 30, 1998. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)


                          Notes to Financial Statements
                                    Continued

1.   Summary of Significant Accounting Policies Continued

Going Concern - Continued

The Company's ability to continue as a going concern is subject to the attainment of profitable operations or obtaining necessary funding from outside sources. Management is in the process of pursuing business opportunities to provide sufficient cash flows to meet the Company's obligations. It is not know whether management will be successful in these endeavors.


Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.


Vehicle

The Company's vehicle is recorded at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized.


Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting.


Loss Per Common and Common Equivalent Share

The computation of basic loss per common share is computed using the weighted average number of common shares outstanding during the year.


The computation of diluted loss per common share is based on the weighted average number of shares outstanding during the year plus common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Common stock equivalents are not included in the diluted loss per share calculation when their effect is antidilutive.

                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)


                          Notes to Financial Statements
                                    Continued

1.   Summary of Significant Accounting Policies Continued

Use of Estimates in Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


2.   Income Taxes

The benefit for income taxes is different than amounts which would be provided by applying the statutory federal income tax rate to loss before benefit for income taxes for the following reasons:


Federal income tax benefit at statutory rate              $           1,000
Change in valuation allowance                                        (1,000)
                                                          -----------------

                                                          $               -
                                                          -----------------



Deferred tax assets (liabilities) are comprised of the following:


Net operating loss carryforwards                          $           1,000
Valuation allowance                                                  (1,000)
                                                          -----------------

                                                          $               -
                                                          -----------------



At June 30, 1998, the Company has a net operating loss carryforward available to offset future taxable income of approximately $9,000, which will begin to expire in 2018. The utilization of the net operating loss carryforward is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforward as a result of the change in ownership.

                          SPORTSMAN'S WHOLESALE COMPANY
                          (A Development Stage Company)


                          Notes to Financial Statements
                                    Continued


3.   Related Party Transactions

The  related   party   receivable   consists  of  an  unsecured   note  from  an
officer/shareholder. The note is due on demand and bears interest at 12%.

The related party notes payable consists of notes payable to an entity owned by the spouse of an officer/shareholder. The notes are due on demand and bear interest at 12%. At June 30, 1998, the Company had accrued interest payable and recognized interest expense of $345 related to these notes.


4.   Supplemental Cash Flow Disclosure

There were no amounts paid for interest or income taxes for the period February 5, 1998 (date of capital contribution) to June 30, 1998.


5.   Common Stock Offering

The Company is attempting to offer 100,000 shares of common stock for $1.50 per share in a public offering.

No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

                                                                            Page
AVAILABLE INFORMATION..........................................................3
PROSPECTUS SUMMARY.............................................................5
RISK FACTORS...................................................................7
USE OF PROCEEDS...............................................................13
ORGANIZATION WITHIN LAST FIVE YEARS...........................................13
DESCRIPTION OF BUSINESS.......................................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION...........................15
DESCRIPTION OF PROPERTY.......................................................16
MARKET FOR THE COMPANY'S COMMON STOCK
   AND RELATED STOCKHOLDER MATTERS............................................16
EXECUTIVE COMPENSATION........................................................17
DETERMINATION OF OFFERING PRICE...............................................17
DILUTION......................................................................17
TERMS OF THE OFFERING.........................................................18
LEGAL PROCEEDINGS.............................................................18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
   AND CONTROL PERSONS........................................................18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
   OWNERS AND MANAGEMENT......................................................19
DESCRIPTION OF THE SECURITIES OFFERED.........................................19
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.....................................21
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................22
DISCLOSURE OF COMMISSION POSITION ON
   INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.............................22
FINANCIAL STATEMENTS..........................................................23


                          Sportsman's Wholesale Company
                         100,000 Shares of Common Stock
                                   PROSPECTUS
                                October __, 1998

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers

         The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

         (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

             1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

             2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

             3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding refereed to in subsections 1 and 2, above, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

             4. Any indemnification under subsections 1 and 2, above, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or (d) If a quorum consisting of directors two were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

             5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

             6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2, above, or for the advancement of expenses made pursuant to this subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

             7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

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


ITEM 25. Other Expenses of Issuance and Distribution*

         The following  table sets forth the estimated  costs and expenses to be
paid  by  the  Company  in  connection  with  the  Offering   described  in  the
Registration Statement.

                                                              Amount

         SEC registration fee                                 $     44.25
         Blue sky fees and expenses                           $  3,000.00
         Printing and shipping expenses                       $  2,500.00
         Legal fees and expenses                              $ 15,000.00
         Accounting fees and expenses                         $  5,000.00
         Transfer, Escrow and Miscellaneous expenses          $  1,000.00

         Total                                                $ 26,544.25

* All expenses except SEC registration fee are estimated.


ITEM 26. Recent Sales of Unregistered Securities

         On June 30, 1998, the Company sold 3,500 shares of unregistered Common Stock to investors at the offering price of $0.75 per share. This offering was conducted in reliance on Section 4(2) of the Securities Act and state corollary exemptions.

         On May 25, 1998, 1,000,000 shares of unregistered Company Common Stock were issued to Fred Hall in exchange for 1,000,000 shares of Cap's common stock, in a one share per one share exchange pursuant to the Agreement and Plan of Reorganization. These shares were issued in reliance on the exemption found in
Section 4(2) of the Securities Act and corollary state exemptions.

         On February 5, 1998, 500,000 shares of unregistered Company common stock were issued to Fred Hall for cash at $0.001 per share. This transaction took place in reliance on Section 4(2) of the Securities Act and corollary state law exemptions.



                      [This Space Left Blank Intentionally]


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



ITEM 27.  Exhibits

           Index            SEC Reference
           Exhibit No.      Document

           3.1              Articles of Incorporation

           3.2              By-Laws

           4.1              Agreement and Plan of Reorganization with Cap's

           5                Opinion on Legality

           10.1             Escrow Agreement

           21               Subsidiaries of the small business issuer

           24.1             Consent of Tanner + Co.

           24.2             Consent of Counsel to Issuer (included in Exhibit 5)

           27               Financial Data Schedule

           99.1             Subscription Agreement



ITEM 28. Undertakings

         Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes to:

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

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

         Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3)  File  a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in Salt Lake City, Utah, on September , 1998.

                                      Sportsman's Wholesale Company


                                      By: /s/  Fred L. Hall
                                          --------------------------------------
                                          Fred L. Hall, Chief Executive Officer,
                                          Sole Director and President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                     Title                              Date
/s/ Fred L. Hall         President, Sole Director and          September  , 1998
----------------         Chief Executive Officer
Fred L. Hall             (Principal Executive and
                         Financial/Accounting Officer)


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